Filed Pursuant to Rule 424(b)(5)
Registration No. 333-181738

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 6, 2012)

$10,500,000

Common Stock	Preferred Stock
Debt Securities	Warrants
Rights	Units

14,000,000 Shares of Common Stock

Warrants to Purchase 6,300,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering an aggregate of 14,000,000 shares of our common stock directly to investors pursuant to a Securities Purchase Agreement, dated June 3, 2013, at a price per share of $0.75. The purchasers in this offering will also receive warrants to initially purchase an aggregate of 6,300,000 shares of common stock with an exercise price of $0.975 per share. The warrants are exercisable immediately as of the date of issuance at an exercise price of $0.975 per share of our common stock and expire five years from the date of issuance. There will be no trading market for the warrants.

Shares of our common stock are currently traded on the NYSE MKT under the symbol “ETAK.” On May 31, 2013, the closing sale price of our common stock was $0.75 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $57,224,001 based on 118,269,117 shares of outstanding common stock, of which 76,298,668 are held by non-affiliates, and a per share price of $0.75 which was based on the closing sale price of our common stock on May 31, 2013. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

We have retained Dawson James Securities, Inc. to act as the exclusive placement agent to use its best efforts to solicit offers from investors other than the Affiliated Investor as defined below to purchase the securities in this offering. The placement agent has no obligation to buy any securities, shares of our common stock or warrants from us or to arrange for the purchase or sale of any specific number or dollar amount of securities, shares of our common stock or warrants. The placement agent is not purchasing or selling any shares of our common stock or warrants in this offering. We will pay the placement agent a fee equal to the sum of 2.5% of the aggregate purchase price paid by Crede CGI III, Ltd. (“Crede”) and 5% of the aggregate purchase price paid by all other investors placed by the placement agent (excluding the Affiliated Investor as defined below). We will pay the placement agent a non-accountable management fee equal to $25,000. Additionally, we shall issue to the placement agent warrants equal to 5% of the aggregate number of shares sold to the investors except Crede and Affiliate Investor as defined below in this offering, on terms substantially the same as the warrants sold in this offering except that the exercise price of the warrants issued to the placement agent will be 125% of the public offering price and the warrants will have a cashless exercise feature.

In addition, Mr. Steven van der Velden, our Chief Executive Officer and Chairman of the Board of the Company (collectively the “Affiliated Investor”) also will participate in this Offering and will purchase an aggregate of 4,000,000 shares of our common stock and receive warrants to initially purchase an aggregate of 1,800,000 shares of common stock with an exercise price of $0.975 per share on the same terms as the offer to the other investors. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for more information regarding these arrangements.

Assuming we complete the maximum offering, the net proceeds to us from this offering will be approximately $9.9 million. We expect to deliver the shares and warrants to the purchasers on or about June 6, 2013.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 3, 2013

 TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus	-i-
Cautionary Note On Forward Looking Statements	-ii-
Prospectus Summary	1
Risk Factors	4
Use of Proceeds	4
Description of Securities and Securities We May Offer	5
Plan of Distribution	13
Legal Matters	15
Experts	16
Incorporation of Certain Documents by Reference	16
Where You can Find More Information	18
Disclosure of Commission Position on Indemnification for Securities Law Violations	18

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, common stock and warrants only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or warrants or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 29, 2012, we filed with the SEC a registration statement on Form S-3 (File No. 333-181738) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 6, 2012. Under this shelf registration process, we may, from time to time, sell up to $75 million in the aggregate of common stock, preferred stock, warrants, rights to purchase securities and units, of which approximately $64.5 million will remain available for sale following the offering and as of the date of this prospectus supplement, excluding the shares issuable upon exercise of the warrants issued in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock and warrant offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “ETAK,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to Elephant Talk Communications Corp., a Delaware corporation and its consolidated subsidiaries.

i

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

•	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;
•	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;
•	our potential lack of revenue growth;
•	our potential inability to add new products and services that will be necessary to generate increased sales;
•	our potential lack of cash flows;
•	our potential loss of key personnel;
•	the availability of qualified personnel;
•	international, national regional and local economic political changes;
•	general economic and market conditions;
•	increases in operating expenses associated with the growth of our operations;
•	the possibility of telecommunications rate changes and technological changes;
•	the potential for increased competition; and
•	other unanticipated factors.

 The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance.

 Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Elephant Talk Communications Corp.”, “ETAK”,”ET”, the “Company”, “we”, “us”, and “our” refer and relate to Elephant Talk Communications Corp. and its consolidated subsidiaries.

Our Company

  As a mobile Software Defined Network Architecture (Software DNA™) vendor we and our subsidiaries provide a one stop solution for a full suite of mobile, fixed and convergent telecommunications software services. We also provide layered security services for mission critical applications in the cloud, through our wholly owned subsidiary, ValidSoft Ltd.

Our Company has developed over the last decade, mainly ‘in-house’, a comprehensive Mobile Enabling Platform, capable of hosting an integrated IT/BackOffice and Core Network for Mobile Network Operators (MNO’s) and Mobile Virtual Network Operators (MVNO’s), Enablers (MVNE’s) and Aggregators (MVNA’s) on a fully outsourced basis. Our mobile enabling platform is either made available as an on premise solution or as a fully hosted service in ‘the cloud’, depending on the individual needs of our MNO and MVNO/MVNE/MVNA partners. Our mobile security services supply telecommunications-based multi-factor mutual authentication, identity and transaction verification solutions for all electronic transaction channels. This integrated suite of security services provides mission critical applications in the cloud to customers in industries such as financial services, government benefits, and insurance, as well as electronic medical record providers and mobile network operators. Our company provides customers the means to effectively combat a variety of electronic fraud while at the same time protecting consumer privacy.

Overall business strategy

The core of our business strategy is developing, or acquiring and maintaining, preferably ring-fenced and company-owned software technologies in the field of communication management, cloud based applications and security concepts, positioning ourselves to be the preferred global outsourcing partner for these types of managed services. Thereby we focus on managing and securing the (mobile) cloud for any relevant mission critical application, and more specifically in the following areas, whereby each area may be addressed by a separately managed, majority owned operating entity, coordinated through our Delaware parent company:

•	Comprehensive mobile platform services;
•	Electronic transaction support services, e.g. for the financial services industry;
•	Secure cloud access services, e.g. for electronic medical record providers;
•	Cloud transaction infrastructure and execution services, e.g. for international remittances.

S-1

Execution and operational focus of ET business strategy

Management’s attention is fully dedicated to the scalability of our platform, excellence in our operations, and the build-out of our sales, marketing & service/support organization. Our geographical strategic focus is thereby for the time being mostly aimed at Europe, the Middle East & Africa, and the Americas, usually with the support of local partners in each of those (sub)regions. Next to platforms servicing the Netherlands, Belgium and Germany, the company focuses to build out its existing MVNO outsourcing platforms in Spain and Saudi Arabia and the recently contracted MNO outsourcing platform in a major Latin American country. This latter platform will have an initial capacity to host 10m subscribers but over time will have the dimensions to grow to a 20m subscriber platform.

Since electronic fraud within financial services amounts to a cost of more than $200 billion a year in the US alone, our security services for mission critical applications in the cloud are of major interest to banks, credit card companies and the public sector. The growing importance and awareness of customer’s privacy and data protection is putting additional pressures on those industries to look for fully compliant solutions. In response to these challenges, ValidSoft is regarded as one of the few providers offering security applications of the highest standards in a highly competitive environment. ValidSoft has not only been rewarded with three Privacy Seals (EuroPrise) but has also been selected by major financial institutions to provide its mission critical applications.

Technological execution of our strategy

We are believed to be the only managed services vendor that offers a fully integrated OSS/BSS/Core Software Defined Network platform, providing end-to-end solutions. As Gartner Analysts stated in 2012: “it will be the platforms, the middleware connecting and managing devices, users and applications throughout the cloud/networks, which will drive digital innovation for at least the next decade.”

As platform elements move away from specific hardware to software we are well positioned as we own most of the required software: Elephant Talk can both deeply integrate such software and follow any future market price erosion as investments have already been mostly expensed. ValidSoft has a growing portfolio of Intellectual Property on the crossroads of turning raw cloud/network data and capabilities into real-time, contextual management decision info, uniquely supported by Privacy Seals. Again according to the same Gartner 2012 analysis: “cloud security is the ’mother’ of all mission critical applications, and will be the ultimate driver of cloud adoption.” With these network/cloud based in-house security capabilities, ET is expected to lead the next wave of platform USP’s: fully integrated (mobile) cloud management and security solutions.

Our Company’s focus on feasible business opportunities is leading us in the execution of our market-strategy. Elephant Talk has been building a full MNO outsourcing platform for the last six years and it has provided telecommunication managed services for a decade. In the last few years we have worked with our partner/customer Vodafone to enhance our platform, that has created our integrated solution today.

Our Company covers over a dozen high-tech hardware and an increasing number of software domains. It has both capability and credibility to operate core network and core business IT on the behalf of Mobile Network Operators. This capability is the core of our business strategy today. We perceive a genuine acceptability for Mobile Operators as a Neutral Vendor, illustrated by the fact that the ET Outsourcing Model has been validated by MNO’s like Vodafone.

The ET Outsourcing Model more specifically and detailed, includes service design and control, API design and control, Intelligent Networking, testing, provisioning, switching, real-time dynamic rating & pre/postpaid billing and customer care, call center support, reporting, managing self-care web environments, change management in active systems, SIM Management, (Data) Session Control Management, Voucher Management, Mobile Marketing systems, (Mobile) Payment Systems, Real Time Credit Checking Systems, Interactive Voice Response Systems, Voicemail Systems, Trouble Ticketing Systems, Device Management Systems, Mass Customer Migrations, life cycle management, database hardware and software, large scale real-time processing, and integrating, provisioning, managing and maintaining all the specific core network elements like MSC, SMSC, MMSC, USSDGW, HLR/HSS, IN-SCP, SGSN, GGSN, GMSC, VLR, OTA, etc.

S-2

Our ownership of the source code of most of the key software elements is a must for the extreme flexibility needed and to stay pricing-wise competitive.. Elephant Talk owns key components such as service control/Intelligent Network, Rating and Charging of usage and events, data model, provisioning and CRM/Back-Office as well as most Middleware and protocols stacks. source code access is an absolute requirement to facilitate a deeply embedded, single platform. Elephant Talk uses its own Research and Development department to develop and maintain the different components of the overall solution (IN, Rating, Back-Office, API/CRM/Provisioning, Protocols, Voice Mail & IVR, etc.).

Previously we stated that our security services for mission critical applications in the cloud are of major interest to banks, credit card companies, governments and the public sector as a whole. The growing importance and awareness of safeguarding customer’s privacy and data protection is putting additional pressures on those industries to look for fully compliant solutions. ValidSoft provides strong authentication and transaction verification capabilities, which allow organizations to quickly implement solutions that protect against the latest forms of credit and debit card fraud, on-line transaction and identity theft. ValidSoft’s advanced proprietary software combined with what we believe is a superior telecommunication platform creates a leading electronic fraud prevention total solution.

In that market context we developed a portfolio of security services on a thorough foundation of Intellectual Property (patents pending, core patent granted) and very specific operating models required to obtain and maintain Privacy Seals. Moreover, we have our own technology capable of delivering Five Factor authentication solutions. We are regarded as Industry Thought Leaders in countering electronic fraud and trusted partner to leading global Regulatory Authorities. The ValidSoft Security Models are thoroughly reviewed by Royal Holloway University of London. As of March 31, 2012, ValidSoft serves four customers in two countries.

Corporate Information

Our executive office is located at 9705 N. Broadway Ext.  Ste 200, 2nd Floor Oklahoma City, OK  73114. Our telephone number is +31 (0) 206535916. Our website address is www.elephanttalk.com. The information on our website is not part of this prospectus.

S-3

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	14,000,000
Common stock to be outstanding after this offering (assumes all shares of common stock offered in this offering are sold)	132,269,117
Warrants

Warrants to initially purchase 6,300,000 shares of common stock will be offered in this offering and warrants to initially purchase 166,667 shares of common stock will be issued to the placement agent as part of their fee. Each warrant may be exercised at any time on or after the date of issuance until the fifth anniversary of the issuance of the warrants. Warrants to be offered to investors in this offering shall have an exercise price of $0.975 per share of common stock. Warrants to be issued to the placement agent shall have an exercise price of $0.938 per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise or exchange of the warrants.

Use of proceeds

We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including repayment of principal and interest payable under certain senior secured convertible notes the Company issued on March 29, 2012 and future acquisitions. See “Use of Proceeds” on page S-5 of this prospectus supplement.

Risk factors

Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in shares of our common stock and warrants, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 4 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in the other documents incorporated by reference into this prospectus supplement.

Market for the common stock and warrants	Our common stock is quoted and traded on NYSE MKT under the symbol “ETAK.” However, there is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange.

  The number of shares of our common stock to be outstanding after this offering is based on 118,269,117 shares of common stock outstanding as of May 31, 2013 (immediately prior to this offering). Unless specifically stated otherwise, the information in this prospectus supplement excludes:

S-4

•	39,808,547 shares of our common stock issuable upon the exercise of outstanding stock options and warrants with a weighted-average exercise price of $1.30 per share;
•	19,877,731 shares (3,360,000 of which are subject to shareholder approval to increase the shares issuable under the Company’s 2008 Long-Term Incentive Compensation Plan) of our common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $1.95 per share;
•	159,158 shares to be issued pending the exercise of certain warrants not included above;
•	1,102,379 shares available for future issuance under our 2006 Non-Qualified Incentive Plan and 2008 Long-Term Incentive Compensation Plan;
•	2,539,347 shares common stock issuable upon the conversion of the outstanding 8% senior secured convertible note in case of a voluntary or mandatory conversion at a conversion price of $2.61. The maximum number of shares to be issued under this arrangement is 7,586,207 shares as registered in a registration statement on Form S-3 dated April 26, 2012, which number includes an undefined number of shares which might be issued if we decide to pay for any monthly instalment in common stock instead of cash; and
•	6,300,000 shares of our common stock issuable upon the exercise of warrants to be issued in this offering (including warrants issued to the placement agent), at an exercise price of $0.975 per share and $0.938 per share for the warrants to be issued to the investors and the placement agent, respectively.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from this offering for working capital and other general corporate purposes, including repayment of principal and interest payable under certain senior secured convertible notes the Company issued on March 29, 2012 and future acquisitions.

DILUTION

Purchasers of shares of our common stock included as part of the units offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their common stock from the public offering price of the units. The net tangible book value of our common stock as of March 31, 2013 was approximately $3.4 million or $0.028 per share. Net tangible book value per share of our common stock is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of shares of our common stock issued and outstanding as of March 31, 2013.

Dilution per share represents the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after giving effect to this offering. After reflecting the sale of 14,000,000 shares of our common stock offered by us at the public offering price of $0.75 per share, less placement agent fee and estimated offering expenses, our adjusted net tangible book value per share of our common stock as of March 31, 2013 would have been approximately $10.5 million or $0.082 per share. The change represents an immediate increase in net tangible book value per share of our common stock of $0.054 per share to existing stockholders and an immediate dilution of $0.65 per share to new investors purchasing the shares of our common stock in this offering. The following table illustrates this per share dilution:

S-5

Public offering price per share		$0.75
Net tangible book value per share as of March 31, 2013	$0.028
Increase per share attributable to new investors	$0.054
Adjusted net tangible book value per share as of March 31, 2013		$0.082
Dilution per share to new investors		$0.65

The number of shares of our common stock to be outstanding after this offering is based on 118,269,117 shares of common stock outstanding as of May 31, 2013 (immediately prior to this offering). Unless specifically stated otherwise, the information in this prospectus supplement excludes:

•	39,808,547 shares of our common stock issuable upon the exercise of outstanding stock options and warrants with a weighted-average exercise price of $1.30 per share;
•	19,877,731 shares (3,360,000 of which are subject to shareholder approval to increase the shares issuable under the Company’s 2008 Long-Term Incentive Compensation Plan) of our common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $1.95 per share;
•	159,158 shares to be issued pending the exercise of certain warrants not included above;
•	1,102,379 shares available for future issuance under our 2006 Non-Qualified Incentive Plan and 2008 Long-Term Incentive Compensation Plan;
•	2,539,347 shares common stock issuable upon the conversion of the outstanding 8% senior secured convertible note in case of a voluntary or mandatory conversion at a conversion price of $2.61. The maximum number of shares to be issued under this arrangement is 7,586,207 shares as registered in a registration statement on Form S-3 dated April 26, 2012, which number includes an undefined number of shares which might be issued if we decide to pay for any monthly instalment in common stock instead of cash; and
•	6,300,000 shares of our common stock issuable upon the exercise of warrants to be issued in this offering (including warrants issued to the placement agent), at an exercise price of $0.975 per share and $0.938 per share for the warrants to be issued to the investors and the placement agent, respectively.

To the extent that any of these outstanding options or warrants are exercised, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

For a description of the Common Stock being offered hereby, please see “Description of Capital Stock” in the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and being issued to the placement agent (with some exceptions noted below) are summarized below. The form of warrant will be provided to the investor in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

S-6

The warrants to the investors will have an exercise price of $0.975 per share of our common stock. The warrants are exercisable on or after the date of issuance and will terminate on the fifth anniversary of the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised in cash. In the event that among other things, the registration statement relating to the shares of common stock is not effective, a holder of warrants also will have the right, in its sole discretion, to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a warrant.

Each warrant also allows the holder the ability, at any time after 90 days from the issuance of the warrant through its expiration, to put the warrant back to us in exchange for shares of our common stock equal to the value of the warrant at the time of the exchange based on a negotiated Black-Scholes formula. Under certain circumstances, the holder may receive cash in lieu of such shares of common stock.

Under certain circumstances after 90 days from the issuance of the warrant, in the event that our common stock trades at a price that is 20% or more above the exercise price of the warrants for a period of twenty consecutive trading days (with an average daily volume equal to or greater than $350,000), we may require the holder of the warrants to exercise the warrants for cash.

Upon the holder’s exercise or exchange of a warrant, we will issue the shares of common stock issuable upon exercise or exchange of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price.

The shares of common stock issuable on exercise or exchange of the warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the warrants, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise or exchange of all outstanding warrants.

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or exchange of such warrants would have been entitled upon such consolidation or merger or other transaction.

The exercisability or exchangeability of the warrants may be limited in certain circumstances if, after giving effect to such exercise or exchange, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the 1993 Act and the rules and regulations promulgated thereunder) more than 9.9% of our total common stock issued and outstanding.

S-7

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

 PLAN OF DISTRIBUTION

Engagement Agreement with the Placement Agent

We are offering the shares of our common stock and warrants through a placement agent. Dawson James Securities, Inc., or Dawson James, has entered into a placement agent agreement with us pursuant to which it has agreed to act as our exclusive placement agent in connection with this offering.

Under the placement agent agreement, Dawson James, whom we refer to as the placement agent, has agreed to use its best efforts to arrange for the sale of 10,000,000 shares of our common stock and warrants to initially purchase 4,500,000 shares of our common stock. The placement agent is not purchasing or selling any shares or warrants from us, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of the shares or warrants.

Participation by Affiliated Investor

In addition, we are offering the 4,000,000 shares of our common stock and warrants to initially purchase 1,800,000 shares of our common stock to Affiliated Investor. The Affiliated Investor’ participation in this Offering was approved by all of the disinterested and independent directors of the Company.

Securities Purchase Agreement

We have entered into a Securities Purchase Agreement directly with the investors in connection with this offering. The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of this type. These representations, warranties and covenants were made solely for purposes of the Securities Purchase Agreement and should not be relied upon by any other of our investors, nor should any investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Our investors are not third party beneficiaries under the Securities Purchase Agreement. The purchase price per share of our common stock and the exercise price for the warrants were determined based on negotiations with the investors based on current market factors.

The purchase and sales under the Securities Purchase Agreement (and of the shares of our common stock issuable upon exercise or exchange of the warrants) is registered pursuant to our shelf registration statement on Form S-3 (File Number 333-181738) and as to which this prospectus supplement relates.

The foregoing description of the Securities Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which will be attached as an exhibit to our Current Report on Form 8-K, which will be filed with the SEC on or about June 3, 2013.

This prospectus supplement will be distributed to the investor who agrees to purchase the securities and will inform the investor of the closing date as to such securities. We currently anticipate that closing of the sale of 14,000,000 securities pursuant to this prospectus supplement will take place on or about June 6, 2013. The investor will also be informed of the date and manner in which it must transmit the purchase price for its shares. We will deposit the shares of our common stock with The Depository Trust Company once the funds have been received. At the closing, The Depository Trust Company will credit the shares to the account of the investors. We will mail warrants directly to the investors at the address set forth in its purchase agreement with us.

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Placement Agent Fees payable to the Placement Agent

We will pay the placement agent a fee equal to the sum of 2.5% of the aggregate purchase price paid by Crede CG III, Ltd. (“Crede”) and 5% of the aggregate purchase price paid by all other investors placed by the placement agent (excluding Affiliated Investor). We will pay the placement agent a non-accountable management fee equal to $25,000. Additionally, we shall issue to the placement agent warrants equal to 5% of the aggregate number of shares sold to the investors except Crede and Affiliated Investor in this offering. The placement agent warrant will have substantially the same terms as the warrants sold in this offering except that the exercise price of the warrants issued to the placement agent will be 125% of the public offering price and warrants will have a cashless exercise feature. The placement agent warrant will comply with FINRA Rule 5110(g) in that, with limited exceptions, for a period of 180 days after the issuance date of the warrants (which shall be the closing date of the offering), neither the warrants nor any of the shares of common stock issued upon exercise of the warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales in this offering.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Fees payable to Crede

Under the terms of the Securities Purchase Agreement, the Company is obligated to pay Crede a non-refundable unallocated expense reimbursement of $250,000.  Prior to the execution of the Securities Purchase Agreement, the Company signed a term sheet for the Transaction on May 9, 2013, pursuant to which it has paid Crede a non-refundable document preparation fee of $25,000.

After deducting fees due to the placement agent and Crede and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9.9 million assuming completion of the maximum offering.

Delivery of Shares of Common Stock and Warrants

Delivery of the shares of our common stock and warrants issued and sold in this offering is expected to be made on or about the date of this prospectus supplement subject to NYSE MKT’s approval for the listing of the shares of common stock and warrants issuable upon exercise of the warrants issued in this offering.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on the NYSE MKT (formerly NYSE AMEX) under the trading symbol “ETAK”.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered herein has been passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2012, and 2011 and for each of the three years in the period ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, incorporated by reference in this Prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the company’s internal control over financial reporting as of December 31, 2012 incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012 as filed on April 2, 2013 (File No. 001-35360);

•	Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2012, as filed on April 25, 2013 (File No. 001-35360);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 as filed on May 10, 2013 (File No. 001-35360;

•	Our Current Report on Form 8-K as filed on May 23, 2013 (File No. 001-35360);

•	Our Current Report on Form 8-K as filed on May 29, 2013 (File No. 001-35360);

•	The description of our common stock contained in our registration statement on Form 8-A filed on November 30, 2011 (File No. 001-35360) and as it may be further amended from time to time;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus

•	and prior to the termination of the offering of our common stock hereunder; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date they are filed

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Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

Elephant Talk Communications Corp

9705 N. Broadway Ext.  Ste 200, 2nd Floor

Oklahoma City, OK  73114

Tel: 31 20 653 5916

Attention: Steven van der Velden

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

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DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Our certificate of incorporation, as amended, provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law. Further, we maintain officer and director liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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